UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2016

INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Technology Park Drive, Suite 200
Billerica, Massachusetts 01821
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (978) 600-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Insulet Corporation (the “Company”) held its Annual Meeting of Stockholders on May 11, 2016.  For more information on the following proposals, see the Company’s proxy statement dated April 1, 2016 (the “Proxy Statement”).

(a)	The stockholders elected each of the following three nominees to the Board of Directors as Class III Directors, each to serve for a three-year term and until their successor has been duly elected and qualified or until their earlier resignation or removal:
Nominee	Vote "For"	Vote "Withheld"	Broker Non-Votes
Jessica Hopfield, Ph.D.	50,782,764	294,476	1,608,408
David Lemoine	50,743,865	333,375	1,608,408
Patrick J. Sullivan	50,785,064	292,176	1,608,408
The terms in office of the Class I Directors (Sally Crawford, Regina Sommer and Joseph Zakrzewski) and the Class II Directors (John A. Fallon, M.D. and Timothy J. Scannell) continued after the Annual Meeting.

(b)	The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.
Vote "For"	Vote "Against"	Abstentions	Broker Non-Votes
50,151,461	629,155	296,624	1,608,408

(c)	The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.
Vote "For"	Vote "Against"	Abstentions	Broker Non-Votes
52,364,947	232,955	87,746	0

No other matters were submitted for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

May 13, 2016	By:	/s/ Michael L. Levitz
Chief Financial Officer